                                                                  RULE 424(B)(3)
                                                              FILE NO. 333-18009
                                                       REPUBLIC INDUSTRIES, INC.

                     SUPPLEMENT NO. 6 DATED APRIL 21, 1997
                     TO PROSPECTUS DATED DECEMBER 18, 1996

     In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                                                    SHARES BENEFICIALLY    SHARES TO BE OFFERED
                                                      OWNED PRIOR TO          FOR THE SELLING
SELLING STOCKHOLDER                                    THE OFFERING        STOCKHOLDER'S ACCOUNT
-------------------                                 -------------------    ---------------------
Bost & Co.........................................         38,300                  24,200
Edward Meyer......................................         12,532                  12,532
Edward Meyer and Dolores Jeannette
  Meyer Charitable Remainder Trust................         21,400                  21,400
Edward Meyer Revocable Trust U/A dtd 2/14/90......        339,718                 339,718